As filed with the Securities and Exchange Commission on August 27, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Penguin Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-5142687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1390 McCarthy Boulevard
Milpitas, CA 95035
(510) 623-1231
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anne Kuykendall
Senior Vice President, Chief Legal Officer, and Secretary
Penguin Solutions, Inc.
1390 McCarthy Boulevard
Milpitas, CA 95035
(510) 623-1231
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark M. Bekheit, Esq.
Erica D. Kassman, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Up to 6,096,103 Shares
Common Stock
Offered by the Selling Securityholder
This prospectus relates to the resale from time to time of up to 6,096,103 shares of our common stock, $0.03 par value per share (the “common stock”), by the selling securityholder identified in this prospectus (collectively with any donees, pledgees, assignees, transferees or other successors-in-interest, the “Selling Securityholder”), consisting of 6,096,103 shares of common stock initially issuable upon the conversion of 200,000 shares (the “Seller Convertible Preferred Shares”) of our convertible preferred stock, par value $0.03 per share (the “Issued Convertible Preferred Stock”), held by the Selling Securityholder, pursuant to their terms. This prospectus provides you with a general description of the securities. We are registering the resale of the shares covered by this prospectus pursuant to the Selling Securityholder’s registration rights under that certain Amended and Restated Investor Agreement, dated as of June 30, 2025, by and between us and the Selling Securityholder (the “Investor Agreement”).
Following the expiration of the initial lock-up term and subject to the terms of the lock-up provisions under the Investor Agreement, the Selling Securityholder may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities covered by this prospectus on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 24.
We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the Selling Securityholder, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by the Selling Securityholder.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH UNDER “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 30, 2024, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2024 (WHICH DOCUMENT IS INCORPORATED BY REFERENCE HEREIN), AS WELL AS THE RISK FACTORS AND OTHER INFORMATION IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, BEFORE DECIDING TO INVEST IN OUR SECURITIES. SEE “WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “PENG.” On August 26, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $24.43 per share. The

Issued Convertible Preferred Stock is not listed on any exchange, and we do not intend to list the Issued Convertible Preferred Stock on any exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 27, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholder may, from time to time, sell up to 6,096,103 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the Selling Securityholder, the Selling Securityholder may provide a supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the Selling Securityholder has authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
As used herein, unless stated otherwise or the context requires otherwise, the terms “Penguin Solutions,” “Company,” “Registrant,” “we,” “our,” “us” or similar terms (i) for periods prior to the consummation of the U.S. Domestication (as defined below), refer to Penguin Solutions Cayman (as defined below) and its consolidated subsidiaries and (ii) for periods at or after the consummation of the U.S. Domestication, refer to Penguin Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries. Throughout this prospectus, we refer to our equity securities (i) for periods prior to the consummation of the U.S. Domestication, as ordinary shares and/or convertible preferred shares and (ii) for periods at or after the consummation of the U.S. Domestication, as shares of common stock and/or shares of convertible preferred stock. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus also includes trademarks, tradenames, and service marks that are the property of us or other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable owner will not assert its rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact, including statements regarding future events or our future financial or operating performance, the extent and timing of, and expectations regarding, our future revenues and expenses and customer demand, statements regarding our objectives and development of our services and capabilities, statements regarding the deployment of our products and services, statements regarding our reliance on third parties, statements regarding our rebranding initiatives and strategy, may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•global business and economic conditions, including the impact on the financial condition of our customers, particularly in challenging macroeconomic environments, growth trends in technology industries (including trends and markets related to artificial intelligence), our customer markets and various geographic regions;
•uncertainties in the geopolitical environment;
•our ability to manage our cost structure;
•disruptions in our operations or supply chain as a result of global pandemics or otherwise;
•changes in trade regulations and tariffs or adverse developments in international trade relations and agreements;
•changes in currency exchange rates;
•overall information technology spending, including changes in customer spending on our products and services;
•appropriations for government spending;
•the success of our strategic initiatives including our U.S. Domestication and our ability to realize the anticipated benefits thereof, our rebranding and related strategy, any existing or potential collaborations, and additional investments in new products and additional capacity;
•acquisitions of companies or technologies and the failure to successfully integrate and operate them or customers’ negative reactions to them;
•issues, delays or complications in integrating the operations of Storm Private Holdings I Ltd. and its subsidiaries;
•the failure to achieve the intended benefits of the sale of SMART Brazil and its business;
•the impact of and expected timing of winding down the manufacturing and discontinuing the sale of products offered through our Penguin Edge business;

•limitations on or changes in the availability of supply of materials and components;
•fluctuations in material costs;
•the temporary or volatile nature of pricing trends in memory or elsewhere;
•deterioration in customer relationships;
•our dependence on a select number of customers and the timing and volume of customer orders and renewals;
•the impact of customer churn rates, including discounting and churn of significant customers from whom we derive a significant percent of our revenue;
•production or manufacturing difficulties;
•competitive factors;
•technological changes;
•difficulties with, or delays in, the introduction of new products;
•slowing or contraction of growth in the memory market, LED market or other markets in which we participate;
•changes to applicable tax regimes or rates;
•changes to the valuation allowance for our deferred tax assets, including any potential inability to realize these assets in the future;
•prices for the end products of our customers; strikes or labor disputes;
•deterioration in or loss of relations with any of our limited number of key vendors;
•the inability to maintain or expand government business; and
•the continuing availability of borrowings under revolving lines of credit or other debt arrangements and our ability to raise capital through debt or equity financing.
These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference herein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our corporate website address is https://www.penguinsolutions.com, and our investor relations website address is https://ir.penguinsolutions.com/investors. The information on, or accessible through, our websites, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website addresses as inactive textual references only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference the documents listed below that we (or Penguin Solutions Cayman) have previously filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, Audit Committee report, performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended August 30, 2024 filed with the SEC on October 24, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended November 29, 2024 filed with the SEC on January 8, 2025, February 28, 2025 filed with the SEC on April 2, 2025 and May 30, 2025 filed with the SEC on July 8, 2025, respectively;
•our Current Reports on Form 8-K, as amended, filed with the SEC on October 3, 2024, October 15, 2024, December 16, 2024, February 12, 2025, March 24, 2025, April 2, 2025, June 17, 2025, June 26, 2025 and July 29, 2025 and our Current Report on Form 8-K12B filed with the SEC on June 30, 2025;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended August 30, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 20, 2024; and
•the description of our share capital, which is registered under Section 12 of the Exchange Act, in our Current Report on Form 8-K12B filed with the SEC on June 30, 2025 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendments or reports filed for the purposes of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Penguin Solutions, Inc.
1390 McCarthy Boulevard
Milpitas, CA 95035
(510) 623-1231
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are an end-to-end technology company solving complex challenges in computing, memory and LED solutions. We design, build, deploy and manage high-performance, high-availability enterprise solutions, allowing customers to achieve their breakthrough innovations. We do this in partnership with our customers—customizing solutions while facilitating rapid time to production, optimized long-term performance, high availability and enhanced value.
Corporate Information
Our business was originally founded in 1988 as SMART Modular Technologies, Inc., or SMART Modular, which became a publicly traded company in 1995. After a series of acquisitions and reorganizations, we repositioned our business and began to operate as two business units: a business unit focused on the design, manufacture and sale of specialty memory products and services, and a business unit focused on Flash, or solid state, storage products, substantially all of which we sold to SanDisk Corporation in August 2013. We completed our initial public offering as SMART Global Holdings in May 2017.
In October 2024, we changed our corporate name from “SMART Global Holdings, Inc.” to “Penguin Solutions, Inc.,” reflecting the Company’s strategic transformation and evolving focus on key areas such as AI infrastructure deployment, advanced memory enterprise solutions, and high-performance computing.
On June 30, 2025 (the “Completion Date”), we completed the redomiciliation of the parent company of our corporate group, Penguin Solutions (Cayman), Inc. (formerly known as Penguin Solutions, Inc.), a Cayman Islands exempted company (“Penguin Solutions Cayman”), from the Cayman Islands to the State of Delaware in the United States, resulting in Penguin Solutions, Inc., a Delaware corporation, becoming our publicly traded parent company (the “U.S. Domestication”). We are the successor issuer to Penguin Solutions Cayman. The U.S. Domestication was approved by the shareholders of Penguin Solutions Cayman and effected via a court-sanctioned scheme of arrangement under Cayman Islands law, pursuant to which each ordinary share of Penguin Solutions Cayman was exchanged for one share of our common stock, and each convertible preferred share of Penguin Solutions Cayman was exchanged for one share of our convertible preferred stock. Additional information about the U.S. Domestication was included in the Company’s current report on Form 8-K12B, filed with the SEC on June 30, 2025.
Our principal executive offices are located at 1390 McCarthy Boulevard, Milpitas, California 95035, and our telephone number is (510) 623-1231. Our website address is https://www.penguinsolutions.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of common stock being offered by the Selling Securityholder.
However, we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by the Selling Securityholder, including, without limitation, all registration fees, printers and accounting fees, and fees and disbursements of our counsel, and up to a certain limit, fees and disbursements of the Selling Securityholder’s counsel.

DESCRIPTION OF SECURITIES
The following summary describes the capital stock of Penguin Solutions, Inc. and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, of the Investor Agreement, and of the Delaware General Corporation Law (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, and the Investor Agreement, copies of which are filed as exhibits to the registration statement of which this prospectus forms and are incorporated by reference herein.
General
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.03 par value per share, and 30,000,000 shares of preferred stock, $0.03 par value per share.
Common Stock
Voting Rights
Shares of our common stock are entitled to one vote per share. Our stockholders will not be entitled to cumulative voting for the election of directors. As a result, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, at a duly called or convened meeting of stockholders at which a quorum is present, a plurality of the votes cast will be able to elect all of the directors then standing for election.
Conversion Rights
Shares of our common stock are not convertible into any other security.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred shares, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of legally available funds. Dividends may be paid in cash, in property or in shares of our capital stock. Declaration and payment of any dividend will be subject to the discretion of our Board. The time and amount of dividends will be dependent upon our results of operations, financial condition, contractual restrictions and capital requirements, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our Board may consider relevant.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the funds and net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock, including, if applicable, the Issued Convertible Preferred Stock.
Pre-Emptive, Redemption and Similar Rights
Holders of shares of our common stock do not have pre-emptive, subscription, or redemption rights. There are no redemption or sinking fund provisions applicable to our common stock.
Fully Paid and Non-Assessable
All of the outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
General

Our Amended and Restated Certificate of Incorporation authorizes our Board to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders. Pursuant to this authority, our Board created a series of Issued Convertible Preferred Stock, which has the rights, preferences, powers, privileges, designations and restrictions, including voting rights, dividend rights, conversion rights, company redemption rights and liquidation preferences provided for under Delaware law and the Certificate of Designation of Convertible Preferred Stock of Penguin Solutions, Inc. (the “Certificate of Designation”).
Issued Convertible Preferred Stock
Ranking
Issued Convertible Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•senior to all classes or series of our common stock and all classes or series of our capital stock now or hereafter authorized, issued or outstanding expressly designated as ranking junior to shares of Issued Convertible Preferred Stock;
•on parity with any other class or series of our capital stock expressly designated as ranking on parity with shares of Issued Convertible Preferred Stock; and
•junior to any other class or series of our capital stock expressly designated as ranking senior to Issued Convertible Preferred Stock, none of which exists on the date hereof.
The term “capital stock” does not include convertible or exchangeable debt securities. Shares of Issued Convertible Preferred Stock will also rank junior in right of payment to other existing and future debt obligations.
Dividends
Holders of shares of Issued Convertible Preferred Stock are entitled to receive, whether or not there are funds legally available for the payment of dividends, cumulative dividends at the rate of 6.000% per annum on the sum of (i) the original issue price thereof, plus (ii) any compound dividends thereon (“Accumulated Stated Value”).
If, as and when declared by our Board, such dividends shall be payable in cash quarterly in arrears on or about the 15th day of February, May, August and November of each year commencing on August 15, 2025 (each, a “Dividend Payment Date”). Any such dividends that we do not elect to declare and pay in cash shall compound quarterly on the applicable Dividend Payment Date and will be added to the then current Accumulated Stated Value. However, to the extent compounded dividends with respect to any Dividend Payment Date would result in the number of shares of common stock into which the shares of Issued Convertible Preferred Stock would be converted being in excess of the Common Stock Issuance Limitation (as defined in the Certificate of Designation) for any or all holders of shares of Issued Convertible Preferred Stock, then, to the extent of such excess, we will declare the applicable dividend and make the dividend payment on such Dividend Payment Date in cash.
The amount of any dividend payable on shares of Issued Convertible Preferred Stock for each dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” is, other than in the case of the initial dividend period, the respective period commencing on and including each Dividend Payment Date and ending on, and including, the calendar day preceding the next Dividend Payment Date. The initial dividend period commenced on June 30, 2025 and concluded on August 14, 2025. An amount equal to the accrued but unpaid dividends owed to former holders of Penguin Solutions Cayman convertible preferred shares prior to the Completion Date was added to the amount of the dividend paid on the initial dividend payment date. Dividends will be payable to holders of record of shares of Issued Convertible Preferred Stock as they appear in our stock records at the close of business on the applicable record date, which will be February 1, May 1, August 1 and November 1, or such other record date designated by our Board as the record date for the payment of dividends that does not precede the date upon which the resolution fixing such date is adopted and is not more than 60 days prior to the applicable Dividend Payment Date.

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment will be made to holders of our common stock or any other class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to Issued Convertible Preferred Stock, the holders of shares of Issued Convertible Preferred Stock are entitled to be paid out of our assets legally available for distribution to stockholders, after payment of or provision for our debts and other liabilities (including any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, senior to shares of Issued Convertible Preferred Stock), a liquidation preference of the greater of (a) the amount such holder would receive had such holder converted their shares of Issued Convertible Preferred Stock to shares of our common stock at the Conversion Price (as defined below) immediately prior to such voluntary or involuntary liquidation, dissolution or winding up and (b) such holder’s Liquidation Preference (as defined in the Certificate of Designation). If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Issued Convertible Preferred Stock and the corresponding amounts payable on all shares of each other class or series of our capital stock ranking, as to rights upon voluntary or involuntary liquidation, dissolution or winding up, on parity with shares of Issued Convertible Preferred Stock in the distribution of assets, then holders of shares of Issued Convertible Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with shares of Issued Convertible Preferred Stock share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of Issued Convertible Preferred Stock are entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 10 days prior to the voluntary or involuntary liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Issued Convertible Preferred Stock have no right or claim to any of our remaining assets. Each of (a) any transaction (or series of related transactions) following which our pre-transaction stockholders no longer hold equity securities representing at least a majority of the voting power to elect our Board and (b) the sale, lease, exclusive license, or other disposition of all or substantially all the assets of our Company and our subsidiaries, whether by purchase, and sale, merger, consolidation, or otherwise, will be deemed to constitute a liquidation, dissolution or winding up of our affairs unless the holders of at least two-thirds (2/3rds) of the then outstanding shares of Issued Convertible Preferred Stock elect otherwise by written notice sent to us at least 5 days prior to the effective date of any such event.
Company Redemption Right
Shares of Issued Convertible Preferred Stock are not redeemable upon or repurchased upon the election of the holders of Issued Convertible Preferred Stock.
Beginning on December 13, 2029 and provided that all authorizations or approvals necessary to enable holders of Issued Convertible Preferred Stock to convert such shares into our common stock, and for such holders to own such shares of our common stock, have been obtained, we may, at our option, if we have funds legally available for the purpose of redemption, upon not fewer than 30 and not more than 60 days’ prior written notice, redeem all (and not less than all) outstanding shares of Issued Convertible Preferred Stock, at any time or from time to time, for cash at a redemption price of the Accumulated Stated Value, together with all accrued and unpaid dividends (whether or not declared) to the date of redemption, without interest, to the extent such accrued and unpaid dividends are not Compounded Dividends as of such time. We will deliver notices of redemption not less than 30 nor more than 60 days prior to the redemption date. In addition to any information required by law or by the applicable rules of any exchange upon which Issued Convertible Preferred Stock may be listed or admitted to trading, each notice will state:
•the redemption date;
•the redemption price;
•the Conversion Price (as defined below); and

•that we will redeem all shares of Issued Convertible Preferred Stock on the redemption date.
All shares of Issued Convertible Preferred Stock that are so redeemed will be automatically and immediately cancelled and retired and may not be reissued, sold or transferred.
Notwithstanding receipt of a redemption notice, each holder of Issued Convertible Preferred Stock shall have the ability to convert such holder’s Issued Convertible Preferred Stock into our common stock based on the then-applicable Conversion Price prior to the redemption date.
Voluntary Conversion
At any time and from time to time, each holder of Issued Convertible Preferred Stock has the right to convert any number or all of the Issued Convertible Preferred Stock held by such holder into our common stock.
To effect such a voluntary conversion, a holder of Issued Convertible Preferred Stock must provide written notice to our transfer agent indicating the number of Issued Convertible Preferred Stock they wish to convert and, if applicable, any event on which such conversion is contingent. This notice must include the holder’s name or the names of any nominees in whose name the shares of our common stock are to be issued. The conversion is effective at the close of business on the day the notice is received by the transfer agent, or once all contingent events (if any) have occurred, whichever is later, and at such time the shares of our common stock issuable upon such conversion are deemed to be outstanding. We will then register the holder or their nominees as the official holders of the full number of shares of our common stock issued upon conversion and will pay cash for any fractional shares that would otherwise be issued, as described below.
The number of shares of our common stock into which each share of Issued Convertible Preferred Stock is convertible is equal to the quotient obtained by dividing (i) the product of (a) the number of shares of Issued Convertible Preferred Stock to be converted multiplied by (b) the sum of (1) the Accumulated Stated Value and (2) accumulated Compounded Dividends (as defined in the Certificate of Designation), and (3) all accrued and unpaid dividends (whether or not declared) up to but excluding the date of conversion, by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially equals $32.80784 per share and is subject to adjustment as described below.
The Conversion Price is subject to pro rata adjustments for any subdivisions of the outstanding shares of our common stock, combination or consolidation of the outstanding shares of our common stock, dividends or other distributions payable in shares of our common stock to holders of our common stock as follows:
•if we effect a subdivision of the outstanding shares of our common stock, the Conversion Price in effect immediately before the subdivision shall be proportionately decreased such that the number of shares of our common stock issuable upon conversion of each share of Issued Convertible Preferred Stock increases in proportion to the increase in the total number of shares of our common stock outstanding;
•if we combine or consolidate the outstanding shares of our common stock, the Conversion Price in effect immediately before the combination or consolidation shall be proportionately increased such that the number of shares of our common stock issuable upon conversion of each share of Issued Convertible Preferred Stock decreases in proportion to the decrease in the total number of shares of our common stock outstanding; and
•if we make or issue, or fix a record date for, a dividend or other distribution payable in shares of our common stock to holders of shares of our common stock, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before such event by a fraction, the numerator of which is the total number of shares of our common stock outstanding immediately prior to such event, and the denominator of which is the sum of (a) the total number of shares of our common stock outstanding immediately prior to such event plus (b) the number of shares of our common stock issuable in payment of such dividend or distribution.
Mandatory Conversion

Effective as of the Mandatory Conversion Time (as defined below) and provided that the Mandatory Conversion Conditions (as defined below) have been satisfied, we shall be entitled to require all (but not less than all) outstanding Issued Convertible Preferred Stock to be converted into our common stock at the Conversion Price in effect immediately prior to such conversion.
The “Mandatory Conversion Time” means a date following December 13, 2026 upon which the daily volume weighted average price of our common stock on each day of any 15 consecutive trading day period following December 13, 2026 (ending on the trading day immediately prior to delivery of a Mandatory Conversion Notice) equals or exceeds 150% of the Conversion Price.
The “Mandatory Conversion Conditions” are as follows: (i) all authorizations or approvals necessary to enable holders of Issued Convertible Preferred Stock to convert such shares into our common stock, and for such holders to own such shares of our common stock, have been obtained, (ii) an effective shelf registration statement covers the resale of our common stock issued upon conversion and (iii) such shares of our common stock are listed on Nasdaq or, in certain scenarios, the New York Stock Exchange or both such exchanges.
We shall provide written notice of a mandatory conversion (a “Mandatory Conversion Notice”) no later than 10 business days following the Mandatory Conversion Time. The Mandatory Conversion Notice must state:
•that we have exercised our mandatory conversion right;
•the date of the Mandatory Conversion Time and the date for settlement of such mandatory conversion;
•the Conversion Price at the Mandatory Conversion Time; and
•a certification that all authorizations or approvals necessary to enable holders of Issued Convertible Preferred Stock to convert such shares into our common stock, and for such holders to own such shares of our common stock, have been obtained.
As soon as practicable following the Mandatory Conversion Notice, we will register our common stock due upon conversion to each holder or their respective nominee(s) and deliver to such holders cash in lieu of fractional shares otherwise issuable upon such conversion. We cannot exercise our mandatory conversion right in respect of any Issued Convertible Preferred Stock as to which a redemption notice has been duly delivered by us.
No Maturity, Sinking Fund or Mandatory Redemption
Issued Convertible Preferred Stock has no maturity date and we are not required to redeem Issued Convertible Preferred Stock at any time. Accordingly, Issued Convertible Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or mandatory conversion right, or holders of Issued Convertible Preferred Stock exercise their voluntary conversion right. Shares of Issued Convertible Preferred Stock are not subject to any sinking fund.
Voting Rights
Holders of Issued Convertible Preferred Stock have the voting rights set forth in the Certificate of Designation relating to such shares.
Except as prohibited by applicable law, each holder of Issued Convertible Preferred Stock is entitled to (i) vote as a single class with the holders of our common stock on all matters submitted for a vote of holders of our common stock, (ii) in connection with such vote, vote a number of votes equal to the largest number of whole common stock in which all Issued Convertible Preferred Stock held of record by such holder could then have been converted pursuant to the conversion procedures described above at the applicable record date for such vote or, absent such a record date, at the date such vote is taken, and (iii) receive notice of and attend all stockholders’ meetings (or receive notice of proposed action by written resolutions and the right to provide or withhold consent) and receive copies of all notices and other materials sent by us to the holders of our common stock relating to such meetings.

For so long as SK Telecom Co., Ltd. (“SK”) or its subsidiaries or affiliates together beneficially own Issued Convertible Preferred Stock (and our common stock issued with respect thereto) representing at least 5% of our common stock then outstanding, calculated on a fully-diluted basis (such period, the “Director Period”), SK and its affiliates that hold Issued Convertible Preferred Stock, acting together, may nominate to be elected or appointed to our Board: (i) one director, if the total number of directors is 11 or fewer, and (ii) two directors, if the total number of directors is 12 or greater (any such director, an “Investor Designee”), provided that each such director meets customary qualification requirements and is reasonably acceptable to our Board at the time of his or her designation. The rights of SK and its affiliates with respect to the Investor Designees are not transferable to a third party without our prior written consent.
During the Director Period (i) our Board shall nominate the Investor Designee(s) or their designated successors for appointment or re-appointment at the applicable stockholder meetings and use commercially reasonable efforts to cause such Investor Designees to be appointed or re-appointed, (ii) we shall use reasonable best efforts to cause the appointment of each Investor Designee, including voting all unrestricted proxies in their favor and recommending approval of their appointment, and (iii) neither we nor our Board will decrease the size of our Board if such decrease would require an Investor Designee to resign.
If an Investor Designee resigns, is removed, or otherwise vacates his or her office as a director during the Director Period, SK and its affiliates that hold Issued Convertible Preferred Stock, acting together, have the right to select a replacement Investor Designee subject to the requirements set forth above. Subject to compliance with the foregoing sentence, our Board will be required to appoint such replacement to serve the remaining term of the departing Investor Designee within 20 days following receipt of such replacement’s name and relevant background information.
So long as any shares of Issued Convertible Preferred Stock remain outstanding, we will not take certain specified actions as provided in the Certificate of Designation (such as amending our Amended and Restated Certificate of Incorporation in a manner adverse to the powers, rights, preferences, restrictions or privileges of the Issued Convertible Preferred Stock, declaring a dividend or repurchasing shares (subject to exceptions), or issuing additional shares of Issued Convertible Preferred Stock), without the prior written consent or affirmative vote of the holders of at least two-thirds (2/3rds) of the then-outstanding Issued Convertible Preferred Stock.
In addition, for so long as SK or its subsidiaries or affiliates together beneficially own Issued Convertible Preferred Stock (or our common stock issued with respect thereto) representing at least 7.5% of the issued and outstanding shares of our common stock, calculated on a fully-diluted basis, we may not, without the prior written consent or waiver of SK or such subsidiaries or affiliates or the approval of our Board (including the vote or consent of each Investor Designee), incur, assume or otherwise become liable for Indebtedness (as defined in the Certificate of Designation) if, as a result thereof, the Total Leverage Ratio (as defined in the Certificate of Designation) would exceed 5.00 to 1.00 as of the last day of any fiscal quarter of ours.
Notwithstanding any provisions to the contrary in our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, the holders of shares of Issued Convertible Preferred Stock are permitted to act by written consent.
Book-Entry Procedures
Issued Convertible Preferred Stock is only issued via book-entry to the applicable account(s) registered in the name of the holders thereof.
Annual Stockholder Meetings
Our Amended and Restated Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by our Board. To the extent permitted under applicable law, we may, but are not obligated to, conduct meetings by remote communications, including by webcast.
Private Placement Investor and Registration Rights

Investor Agreement
General
On July 14, 2024, Penguin Solutions Cayman entered into a Securities Purchase Agreement with SK (the “Purchase Agreement”), pursuant to which it sold in a private placement (the “2024 Private Placement”) 200,000 convertible preferred shares to SK, to be directly held by a special purpose vehicle formed by SK to consummate the investment, Astra AI Infra LLC, a Delaware limited liability company and wholly-owned subsidiary of SK (“Astra,” generally referenced together with SK and its subsidiaries and affiliates in this subsection as “SK” for convenience). In connection with the 2024 Private Placement, Penguin Solutions Cayman also entered into an investor agreement with Astra, dated December 13, 2024, pursuant to which it agreed to register for resale the shares of common stock issuable to SK in the 2024 Private Placement (the “Existing Investor Agreement”). In connection with our U.S. Domestication, the Existing Investor Agreement, providing for certain rights and restrictions relating to SK’s investment in Penguin Solutions Cayman’s convertible preferred shares was amended and assumed by us, such that the existing rights and restrictions applied in respect of SK’s holdings of the Issued Convertible Preferred Stock following the consummation of our U.S. Domestication.
Standstill
The Investor Agreement contains a standstill restriction that, subject to certain exceptions, restricts SK and its affiliates from acquiring additional shares of our common stock or other securities exercisable into our common stock, making tender offers or similar offers for shares of our common stock, or engaging in certain other activities that could lead to a change of control of us, in each case without the approval of us or our Board. The standstill will remain in place until the later of (i) December 13, 2025 or (ii) 30 days after no Investor Designee (as defined in the Investor Agreement) serves on our Board.
Restrictions on Transfer
The Investor Agreement contains a “lock-up” period during which neither SK nor its affiliates are permitted to dispose of their shares of Issued Convertible Preferred Stock or certain shares of our common stock acquired by them, in each case without the approval of a majority of the directors of our Board (exclusive of the vote of the director designee of SK). The initial lock-up term will last until December 13, 2025; certain restrictions on the volume of certain dispositions of shares of Issued Convertible Preferred Stock to certain parties last until December 13, 2026.
Voting Requirements
Pursuant to the voting requirements contained in the Investor Agreement, SK and its affiliates are required (i) for so long as the standstill is in effect, to vote their shares of Issued Convertible Preferred Stock in accordance with the recommendation of our Board and (ii) for so long as the shares of Issued Convertible Preferred Stock purchased by SK remain outstanding, to vote such shares of Issued Convertible Preferred Stock in accordance with the recommendation of our Board on all matters for which the shares of Issued Convertible Preferred Stock are entitled to vote as a separate class and for which their prior consent is not required pursuant to the Certificate of Designation.
Investor Designees
The Investor Agreement contains additional terms governing the Investor Designees consistent with those discussed above in “—Voting Rights”.
Participation Rights
The Investor Agreement provides SK and its affiliates owning Issued Convertible Preferred Stock the right to purchase a portion of certain new securities issued by us as required to maintain their ownership of us on a fully diluted basis. Such new securities are expected to be made available for purchase by SK and its affiliates on the same terms and conditions applicable to, and for the same price paid by, the purchaser(s) in such issuance of new securities.

Registration Rights
The Investor Agreement provides that we shall, no later than September 13, 2025, file a shelf registration statement covering, among other things, the resale of our common stock issued upon the conversion of SK’s shares of Issued Convertible Preferred Stock, or certain other securities issued in respect of SK’s shares of Issued Convertible Preferred Stock. This registration statement is being filed pursuant to these obligations. Pursuant to the Investor Agreement, we agreed to use commercially reasonable efforts to maintain the effectiveness of the registration statement of which this prospectus constitutes a part from once it is declared effective until the earlier of the date that: (i) all of the “Registrable Securities” (as such term is defined in the Investor Agreement) have been sold pursuant to such registration statement or (ii) such Registrable Securities cease to be Registrable Securities. Subject to certain limitations, we anticipate SK may deliver take-down notices to us indicating that it will sell, pursuant to either an underwritten or non-underwritten offering, certain of the securities covered by the shelf registration statement. SK will also be entitled to make certain requests for demand registrations and will have certain “piggyback” rights to include its registrable securities in certain registration statements filed by us.
Information Rights
The Investor Agreement provides that we shall, at SK’s written request and subject to certain exceptions, give SK reasonable access to the books, records and financial information relating to the operations of our Company and our subsidiaries, to the extent reasonably requested by SK in connection with the preparation of SK’s financial statements or tax returns, or as required in connection with SK’s compliance with its obligations under applicable laws and regulations relating to foreign exchange transactions.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
The DGCL contains and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board the power to discourage acquisitions that some stockholders may favor.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the voting power of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to issue undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of us.
Stockholder Action and Special Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that except as otherwise provided in the Amended and Restated Certificate of Incorporation or in the applicable certificate of designation related to any series of preferred stock (including the Issued Convertible Preferred Stock), any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by its stockholders. Our Amended and Restated Certificate of Incorporation further provides, subject to the special rights of the holders of one or more outstanding series of preferred stock (including the holders of Issued Convertible Preferred Stock), that special meetings of our stockholders may be called only by or at the direction of our Board, the Chairperson of our Board or our Chief Executive Officer or President, thus prohibiting a stockholder (in his, her or its capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
Supermajority Requirements for Certain Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain amendments to our Amended and Restated Certificate of Incorporation require the approval of 66-2/3% of the voting power of all then-outstanding shares of our Company entitled to vote thereon, voting together as a single class.
Composition of Our Board of Directors; Election and Removal of Directors; Filling Vacancies
Our Board determines by resolution the total number of directors that will constitute the whole board of directors. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors (including the Issued Convertible Preferred Stock), in any election of directors at a duly called or convened meeting of stockholders at which a quorum is present, a director nominee for our Board is elected by the affirmative vote of a plurality of the votes cast with respect to such director. An incumbent director who is nominated for an election and fails to receive a plurality of the votes present and voting for such director’s re-election would be expected to tender their resignation to us.
Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors (including the holders of Issued Convertible Preferred Stock), our directors are divided into three staggered classes, with each director assigned into one of the three classes and the directors in each such class serving initial terms expiring at the first, second, and third annual meetings of stockholders following the completion of the U.S. Domestication, respectively, and subsequent terms expiring at the annual meeting of stockholders in the third year following the year of such directors’ respective elections. Additionally, subject to maintaining certain ownership thresholds, the holders of Issued Convertible Preferred Stock have the right to nominate one director to our Board if the total number of our directors is 11 or less, and two directors if the total number of our directors is 12 or more.
The division of our Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of its management or a change in control. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the board of directors.

Our Amended and Restated Certificate of Incorporation provides that, subject to the special rights of the holders of one or more outstanding series of preferred stock (including the Issued Convertible Preferred Stock) to elect directors, our directors may be removed only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding voting stock entitled to vote at an election of directors. Furthermore, subject to (i) the special rights of the holders of one or more outstanding series of preferred stock to elect directors and (ii) the rights of our stockholders to fill a vacancy created by the removal of a director at a meeting of stockholders held for that purpose, a majority of our Board has the exclusive right to appoint a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
Our Amended and Restated Certificate of Incorporation provides that, except for claims for which the U.S. federal courts have jurisdiction, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following: any derivative action, suit or proceeding brought on our behalf; any action, suit or proceeding asserting a claim of a breach of fiduciary duty; any action, suit or proceeding arising pursuant to the DGCL, its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.
Limitations of Liability and Indemnification
Our Amended and Restated Certificate of Incorporation provides that we have the power to provide rights to indemnification and advancement of expenses to, among others, our current and former directors and officers. The DGCL provides that the certificate of incorporation may not eliminate or limit the liability of:
•a director or officer for any breach of the director or officer’s duty of loyalty to us or our stockholders;
•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•a director pursuant to Section 174 of the DGCL;
•a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•an officer in any action by or in the right of us.
Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also required to advance certain expenses (including attorneys’ fees) to our directors and officers and are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We have entered into agreements to indemnify our directors and executive officers as determined by our Board. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for an alleged breach of fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.
Listing
Our common stock is currently listed on Nasdaq under the symbol “PENG”. We will not seek to list the Issued Convertible Preferred Stock.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

SELLING SECURITYHOLDER
This prospectus relates to the possible resale by the Selling Securityholder from time to time of up to 6,096,103 shares of our common stock, which will become issuable upon the conversion of 200,000 shares of Issued Convertible Preferred Stock held by the Selling Securityholder. The term “Selling Securityholder” includes donees, pledgees, assignees, transferees or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
On July 14, 2024, Penguin Solutions Cayman entered into the Purchase Agreement with SK, pursuant to which it sold in a private placement 200,000 convertible preferred shares to SK, to be directly held by the Selling Securityholder, a special purpose vehicle formed by SK to consummate the investment.
In connection with the 2024 Private Placement, Penguin Solutions Cayman also entered into the Existing Investor Agreement with the Selling Securityholder, pursuant to which it agreed to register for resale the shares of common stock issuable to the Selling Securityholder in the 2024 Private Placement. Following the consummation of our U.S. Domestication, we amended and restated the Existing Investor Agreement and assumed the Investor Agreement from Penguin Solutions Cayman. Pursuant to the Investor Agreement, we granted the Selling Securityholder certain director designation rights, as further described under “Description of Securities—Preferred Stock—Issued Convertible Preferred Stock—Voting Rights.”
We are registering the resale of the shares of common stock covered by this prospectus pursuant to the Investor Agreement, which consists of shares of common stock issuable upon the conversion of the Seller Convertible Preferred Shares issued in the 2024 Private Placement.
The following table sets forth information concerning the shares of common stock that may be offered from time to time by the Selling Securityholder. The number of shares beneficially owned by the Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power. Percentage ownership is based on 52,401,114 shares of common stock outstanding as of July 3, 2025. In computing the number of shares beneficially owned by the Selling Securityholder and its percentage ownership, shares of common stock subject to options, warrants or other rights held by the Selling Securityholder that are currently exercisable or will become exercisable within 60 days of July 3, 2025 are considered outstanding.
In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the conversion price of $32.80784 per share. The number of shares of common stock into which the Issued Convertible Preferred Stock is convertible is subject to adjustment under certain circumstances provided in the Certificate of Designation. Accordingly, the number of shares of common stock issuable upon conversion of the Issued Convertible Preferred Stock and beneficially owned and offered by the Selling Securityholder pursuant to this prospectus may increase or decrease from that set forth in the below table.
For purposes of this table, we have assumed that the Selling Securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon conversion of shares of Issued Convertible Preferred Stock). The Selling Securityholder has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder.
Information concerning the Selling Securityholder may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The Selling Securityholder may sell some, all or none of its shares. We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale or other disposition of any of the shares, other than the lock-up provisions as described in the section titled “Plan of Distribution.”
The information in the following table has been provided to us by or on behalf of the Selling Securityholder and the Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which the Selling Securityholder provided us with information regarding its securities. The Selling

Securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

	Common Stock
	Prior to Offering			After Offering
Selling Securityholder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
SK Telecom Co., Ltd. (1)	6,096,103	10.42%	6,096,103	—	—
__________
(1)    Consists of shares issuable upon conversion of 200,000 convertible preferred shares directly held by Astra, which are initially convertible into 6,096,103 shares of common stock, subject to adjustment as provided in the Certificate of Designation. Astra has sole voting and dispositive power with respect to the convertible preferred shares, subject to the Investor Agreement. SK may be deemed to have sole voting and dispositive power with respect to the convertible preferred shares held by Astra, subject to the Investor Agreement. The address for SK and Astra is SK T-Tower 65, Eulji-ro, Jung-gu, Seoul, Korea, 04539.
Material Relationships with the Selling Securityholder

As a holder of Issued Convertible Preferred Stock, as described under “Description of Securities—Preferred Stock—Issued Convertible Preferred Stock—Voting Rights,” SK and its affiliates that hold Issued Convertible Preferred Stock, acting together, may nominate to be elected or appointed to our Board an Investor Designee during the Director Period; provided that each such director meets customary qualification requirements and is reasonably acceptable to our Board at the time of his or her designation. They also have certain other rights as holders of Issued Convertible Preferred Stock, including rights to redeem shares of Issued Convertible Preferred Stock for cash and to voluntarily convert shares of Issued Convertible Preferred Stock into common stock, among others, as further described under “Description of Securities—Preferred Stock—Issued Convertible Preferred Stock.”

The Investor Agreement entered into with the Selling Securityholder in connection with the 2024 Private Placement and amended and assumed by us following the consummation of our U.S. Domestication set forth certain conditions to be satisfied in connection with the 2024 Private Placement, as well as certain rights of, privileges of and restrictions on the Selling Securityholder, among other things. As further described under “Description of Securities— Private Placement Investor and Registration Rights—Investor Agreement,” these rights, privileges and restrictions include standstill restrictions on the acquisition of additional shares of common stock or securities exercisable into common stock, restrictions on the transfer of shares for a lock-up period, requirements to vote in accordance with our Board, Board designation rights, participation rights to maintain the Selling Securityholder’s ownership on a fully diluted basis, registration rights relating to the resale of the Issued Convertible Preferred Stock and certain information rights to access our books, records and financial information.

On December 13, 2024, pursuant to the Purchase Agreement and the Certificate of Designation of Penguin Solutions Cayman convertible preferred shares, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Penguin Solutions Cayman, Min Yong Ha, an executive officer of SK, was appointed to the Board of Penguin Solutions Cayman as the Investor Designee and continues to serve as a member of our Board following our U.S. Domestication.

In addition, the Selling Securityholder is the beneficial owner of more than 10% of our common stock and has voting power, subject to requirements set forth in the Investor Agreement, as described under “Description of Securities— Private Placement Investor and Registration Rights—Investor Agreement—Voting Requirements.”

Except as otherwise disclosed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, the Selling Securityholder does not have, and within the past three years has not had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION
The Selling Securityholder, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholder may use any one or more of the following methods when disposing of shares or interests therein:
•distributions to members, partners, stockholders or other equityholders of the Selling Securityholder;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through agreements with broker-dealers and the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;
•through one or more underwriters on a firm commitment or best-efforts basis;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The Selling Securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Securityholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The Selling Securityholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Securityholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The Selling Securityholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Securityholder shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit it earns on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the name of the Selling Securityholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
Pursuant to the Investor Agreement, we agreed to register the resale of the common stock issuable upon conversion of the Seller Convertible Preferred Shares. We have agreed with the Selling Securityholder to use commercially reasonable efforts to maintain the effectiveness of the registration statement of which this prospectus constitutes a part from once it is declared effective until the earlier of the date that: (i) all of the “Registrable Securities” (as such term is defined in the Investor Agreement) have been sold pursuant to such registration statement or (ii) such Registrable Securities cease to be Registrable Securities.
The Investor Agreement contains a standstill restriction that, subject to certain exceptions, restricts SK and its affiliates from acquiring additional shares of our common stock or other securities exercisable into our common stock, making tender offers or similar offers for shares of our common stock, or engaging in certain other activities that could lead to a change of control of us, in each case without the approval of us or our Board. The standstill will remain in place until the later of (i) December 13, 2025 or (ii) 30 days after no Investor Designee serves on our Board.
The Investor Agreement also contains a “lock-up” period during which neither SK nor its affiliates are permitted to dispose of their shares of Issued Convertible Preferred Stock or certain shares of our common stock acquired by them, in each case without the approval of a majority of the directors of our Board (exclusive of the vote of the director designee of SK). The initial lock-up term will last until December 13, 2025. Further, until December 13, 2026, neither SK nor its affiliates shall, except with the prior consent of a majority of the directors of our Board (exclusive of the vote of the Investor Designee), dispose of any shares of our common stock issued with respect to their shares of Issued Convertible Preferred Stock representing more than 5% of the issued and outstanding shares of our common stock (calculated on a fully-diluted basis (as described in the Investor Agreement)) to any competitors or activist shareholders (each as described in the Investor Agreement).

LEGAL MATTERS
The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements of Penguin Solutions, Inc. incorporated by reference in this prospectus, and the effectiveness of Penguin Solutions, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$21,839.54
Legal fees and expenses		*
Accounting fees and expenses		**
Printing and miscellaneous expenses		*
Total	$	*
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
**These fees are calculated based on the number of issuances in applicable offerings and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Our amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by the DGCL as it presently exists or may hereafter be amended, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative which such director or officer was, is made, or is threatened to be made a party to by reason of the fact of their service as a director or officer on behalf of the corporation.
As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that a director or officer of ours shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

We have also entered into certain indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers with further indemnification, to the maximum extent permitted by the DGCL.
As permitted by Section 145(g) of the DGCL, we also maintain a directors’ and officers’ insurance policy that insures our directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to our certificate of incorporation, bylaws or otherwise.
Item 16. Exhibits.

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	Exhibit No.	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation.	8-K12B	3.1	6/30/2025
3.2	Certificate of Designation of Convertible Preferred Stock of Penguin Solutions, Inc.	8-K12B	3.2	6/30/2025
3.3	Amended and Restated Bylaws.	8-K12B	3.3	6/30/2025
4.1	Reference is made to Exhibits 3.1 through 3.3.
4.2	Form of Common Stock Certificate.	S-8 POS	4.1	6/30/2025
4.3	Indenture in respect of the 2026 Notes, dated as of February 11, 2020, between SMART Global Holdings, Inc. and U.S. Bank National Association, as trustee.	8-K	4.1	2/11/2020
4.4	Form of certificate representing the 2.25% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.3).	8-K	4.2	2/11/2020
4.5	First Supplemental Indenture in respect of the 2026 Notes, dated as of August 26, 2022, between SMART Global Holdings, Inc. and U.S. Bank National Association, as trustee.	8-K	4.1	8/29/2022
4.6	Second Supplemental Indenture in respect of the 2026 Notes, dated as of June 30, 2025, by and among the Company, Penguin Solutions Cayman and U.S. Bank Trust Company, National Association, as trustee.	8-K12B	4.1	6/30/2025
4.7	Indenture in respect of the 2029 Notes, dated as of January 23, 2023, between SMART Global Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee.	8-K	4.1	1/23/2023
4.8	Form of certificate representing the 2.000% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.7).	8-K	4.2	1/23/2023
4.9	First Supplemental Indenture in respect of the 2029 Notes, dated as of June 30, 2025, by and among the Company, Penguin Solutions Cayman and U.S. Bank Trust Company, National Association, as trustee.	8-K12B	4.2	6/30/2025
4.10	Indenture in respect of the 2030 Notes, dated as of August 6, 2024, between SMART Global Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee.	8-K	4.1	8/6/2024
4.11	Form of certificate representing the 2.00% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.10).	8-K	4.2	8/6/2024

4.12	First Supplemental Indenture in respect of the 2030 Notes, dated as of June 30, 2025, by and among the Company, Penguin Solutions Cayman and U.S. Bank Trust Company, National Association, as trustee.	8-K12B	4.3	6/30/2025
5.1	Opinion of Latham & Watkins LLP.				X
10.1	Securities Purchase Agreement, dated July 14, 2024, by and between Penguin Solutions Cayman and SK Telecom Co., Ltd.	8-K	10.1	7/16/2024
10.2	Amended and Restated Investor Agreement, dated June 30, 2025, by and between the Company and Astra AI Infra LLC.	8-K12B	4.4	6/30/2025
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Powers of Attorney (included on signature page hereto).				X
107	Filing Fee Table.				X
*To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on August 27, 2025.

PENGUIN SOLUTIONS, INC.

By:	/s/ Mark Adams
Mark Adams
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Adams, Nate Olmstead and Anne Kuykendall, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Adams	President and Chief Executive Officer (Principal Executive Officer)	August 27, 2025
Mark Adams
/s/ Nate Olmstead	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 27, 2025
Nate Olmstead
/s/ Penelope Herscher	Director	August 27, 2025
Penelope Herscher
/s/ Min Yong Ha	Director	August 27, 2025
Min Yong Ha
/s/ Bryan Ingram	Director	August 27, 2025
Bryan Ingram
/s/ Sandeep Nayyar	Director	August 27, 2025
Sandeep Nayyar
/s/ Mark Papermaster	Director	August 27, 2025
Mark Papermaster
/s/ Mary G. Puma	Director	August 27, 2025
Mary G. Puma
/s/ Maximiliane Straub	Director	August 27, 2025
Maximiliane Straub